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                                                                    EXHIBIT 10.1



                          THE WASHINGTON POST COMPANY


                       ANNUAL INCENTIVE COMPENSATION PLAN


                              Amended and Restated

                            Effective June 30, 1995*


1.       Purposes

                 The purposes of this Annual Incentive Compensation Plan (hereinafter called the Plan) of The Washington Post Company, a Delaware corporation (hereinafter called the Company), are (a) to provide greater incentives to key employees to increase the profitability of the Company and its subsidiaries and (b) to strengthen the ability of the Company and its subsidiaries to attract, motivate and retain persons of merit and competence upon which, in large measure, continued growth and profitability depend.

2.       Administration of the Plan

                 This Plan shall be administered by a Committee which shall be constituted as determined from time to time by the Board of Directors of the
Company and which shall be chosen by the Board from among its members.   No
member of the Board of Directors shall be disqualified from serving on the Committee or from voting on any action taken by the Committee by virtue
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of the fact that he is eligible to participate in the Plan, except that no member of the Committee shall vote upon the


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*        Plan adopted by Board of Directors on January 9, 1974, and approved by
         Class A stockholders on February 13, 1974. Amendments effective January 4, 1982, adopted by Board of Directors on November 6, 1981, and approved by Class A stockholders on December 11, 1981. Further amendments adopted by the Board of Directors on May 11, 1995 and approved by Class A stockholders on June 30,1995.
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making of an incentive award to himself.  The Committee shall have full power and authority to interpret and administer the Plan, to adopt rules and regulations and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration of its business and the implementation of the Plan.

3.       Participation

                 (a) Participation in the Plan shall be extended to senior executives, key managers and other key employees of the Company and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the management of the operations or departments of the Company or its subsidiaries or who are otherwise in a position to make substantial contributions to the success of the business of the Company or its subsidiaries.

                 (b) Directors as such shall not participate in the Plan, but the fact that an employee is also a Director of the Company or a subsidiary shall not prevent his participation. Awards for any year may be made to an employee of the Company who dies or is granted a leave of absence during such year.

                 (c) As used in the Plan, the terms "Company" shall mean The Washington Post Company and any subsidiary the earnings of which are included in the Consolidated Statement of Income of the Company.
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                 (d)  The Plan shall not be deemed to preclude other
compensation, incentive or bonus plans which may be in effect from time to time.

4.       Annual Incentive Provision

                 (a) For each fiscal year the Committee may make incentive awards in an aggregate amount not exceeding the Maximum Incentive Credit (as hereinafter defined) for such year.

                 (b) The terms "Maximum Incentive Credit," as used herein, shall mean for any year an amount determined as follows: (i) There shall first be calculated an amount equal to 12 per cent of Stockholders' Equity (hereinafter called the "Basic Return on Equity"). (ii) There shall then be deducted from Consolidated Profit Before Income Taxes an amount equal to the Basic Return on Equity, the excess (if any) being hereinafter called "Incentive Profit". (iii) The Maximum Incentive Credit shall be 10 per cent of Incentive Profit.

                 (c) The term "Consolidated Profit Before Income Taxes," as used herein, shall mean for any year the sum of (i) the profit before income taxes (exclusive of special credits and charges and extraordinary items) included in the Consolidated Statement of Income of the Company for such year and (ii) the amount of incentive compensation provided for in computing such profit before income taxes.
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                 (d)  The term "Stockholders' Equity," as used herein, shall mean for any year the amount reported as stockholders' equity (or the comparable item, however designated) at the end of the preceding year as included in the Consolidated Balance Sheet of the Company for such preceding year, with appropriate pro retie adjustments, as approved by the Committee, for any change during the year arising from any increase or decrease in outstanding capital stock.

                 (e) During the last month of each fiscal year the Vice President-Finance of the Company shall advise the Committee of the estimated Maximum Incentive Credit for such fiscal year and the Committee shall determine the employees who are to receive awards for such fiscal year and the amount of each such award.

                 (f) As soon as practicable after the close of each fiscal year the Company's independent public accountants shall calculate and certify to the Committee the Maximum Incentive Credit for such fiscal year.

                 (g) The amount determined and reported by the Company's independent auditors as the Maximum Incentive Credit for any fiscal year shall be final, conclusive and binding upon all parties, including the Company, its stockholders and employees, notwithstanding any subsequent special item or surplus charge or credit that may be considered applicable in
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whole or in part to such fiscal year; provided that if the amount actually awarded for any fiscal year should later be determined by a court of competent jurisdiction to have exceeded the Maximum Incentive Credit for such fiscal year, the Maximum Incentive Credit for the fiscal year next succeeding such determination shall be reduced by the amount of such excess. Any such excess shall thus be corrected exclusively by adjustments of the amounts subsequently available for awards and not be recourse to the Company, the Board of Directors, the Committee, any participant or any other person.

5.       Determination of Incentive Awards

                 The Committee shall determine the participants to receive incentive awards for each fiscal year, the amount and form of each award (which shall not exceed in value the lesser of 200% of a participant's base earnings or $1 million), and the other terms and conditions applicable thereto. Specifically, the Committee shall establish performance goals related to operating income, cash flow, earnings per share, return on assets, return on equity, operating margins, economic value added (EVA), cash flow margins, shareholder return, cost control and/or revenue growth measurements, which may be in respect of the Company, as a whole, or any business unit thereof, before the commencement of the services to which an incentive award relates and in no event later than March 31
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of the year to which the award relates or such other date as may be permitted under the Internal Revenue Code.

6.       Method of Payment of Awards

                 All incentive awards shall be made in cash.

7.       Time of Payment of Awards

                 (a) Awards may be paid in a lump sum, in annual installments, or otherwise, or deferred until after retirement as hereinafter provided.

                 (b) When payments or distributions are not to be made in a lump sum in the year of the award, the Committee shall fix the time or times of payments or distributions, and may impose such terms and conditions with respect to the making of payments or distributions and forfeitures thereof, as in its judgment will best serve the interests of the Company and the purposes of the Plan.

                 (c) The Committee may also in its sole discretion establish terms and conditions under which a participant may elect to defer the payment of an award in whole or in part to a period following retirement or other termination of employment, provided that any election by an employee to defer payment shall be irrevocably made by him at such time prior to the end of the year for which such award shall be made as the Committee shall determine.

                 (d) The Committee may also in its sole discretion establish arrangements, terms and conditions under which
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portions of awards payable in the future may be invested in securities or other suitable or appropriate property. The amounts of such future payments, whether made in installments or deferred until after retirement or other termination of employment, shall be subject to increase or decrease to reflect income earned on, and gains or losses of principal of, the funds so invested.

8.       Expenses

                 The expenses of administering this Plan shall be borne by the Company.

9.       Amendment or Discontinuance

                 The Board of Directors may amend, suspend or discontinue this Plan, but may not, without the approval of the stockholders of the Company having unlimited voting power, make any amendment which would permit the incentive provision of any year provided in paragraph 4 hereof to exceed the limitations set forth in said paragraph.